UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2015

RESOURCE REAL ESTATE INVESTORS 6, L.P.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51018

Delaware	37-1548084
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Crescent Drive
Suite 203
Navy Yard Corporate Center
Philadelphia, PA 19112
(Address of principal executive offices, including zip code)

(215) 231-7050
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

Section 7.01of the First Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) of Resource Real Estate Investors 6, L.P. (the “Fund”) provides that the term of the Fund will expire on July 30, 2015 unless extended by the general partner, Resource Capital Partners, Inc. (the “General Partner”). Section 7.01 of the Partnership Agreement permits two one-year extensions of the term of the Fund, at the election of the General Partner upon written notice to the partners. On June 29, 2015, by written notice to the partners, the General Partner elected to extend the Fund’s term for one year to July 30, 2016. A copy of the notification to the partners is an exhibit to this report.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibit 99.1- Letter to Partners of the Fund

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCE REAL ESTATE INVESTORS 6, L.P.

		By:	Resource Capital Partners, Inc., its general partner
Date:	July 20, 2015	By:	/s/ Kevin M. Finkel
		Name:	Kevin M. Finkel
		Title:	President

EXHIBIT INDEX

99.1	Letter to Partners of Fund